UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2020

Blackstone Mortgage Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-14788	94-6181186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue, 42nd Floor

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 655-0220

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	BXMT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2020, Thomas C. Ruffing, Managing Director, Head of Asset Management, of Blackstone Mortgage Trust, Inc. (the “Company” or “BXMT”), gave notice of his resignation to the Board of Directors (the “Board”) of the Company, effective as of December 31, 2020 (the “Retirement Date”). Mr. Ruffing’s resignation from the Company coincides with his retirement from Blackstone. The Board thanked Mr. Ruffing for eight years of dedicated service to BXMT since its inception, skillfully leading our asset management function through a period of tremendous growth.

Concurrently with Mr. Ruffing’s resignation, the Board appointed Robert Sitman to serve as the Company’s Managing Director, Head of Asset Management, effective as of the Retirement Date. Mr. Sitman, 39, is a Managing Director of the Blackstone Real Estate Debt Strategies (“BREDS”) group and is primarily responsible for the legal aspects of originating, structuring, executing and asset managing real estate debt investments. Prior to joining BREDS in January 2014, Mr. Sitman was an associate in the Real Estate group of Fried, Frank, Harris, Shriver & Jacobson LLP, where he worked from 2008 to 2014. Mr. Sitman received a B.A. in Political Science from University of Michigan and a J.D. from Brooklyn Law School, where he graduated cum laude.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE MORTGAGE TRUST, INC.

Date: October 30, 2020
	By:	/s/ Leon Volchyok
	Name:	Leon Volchyok
	Title:	Managing Director, Head of Legal and Compliance and Secretary